Exhibit 99.1

Solaris Oilfield Infrastructure Announces Fourth Quarter and Full Year 2020 Results

Fourth Quarter and Full Year 2020 Highlights

●	Net loss of $(51.1) million, or $(1.03) per diluted Class A share, for the full year ended December 31, 2020; Adjusted pro forma net loss of $(6.6) million, or $(0.15) per diluted share for the year ended December 31, 2020 (see below for a reconciliation of Adjusted pro forma net income to net income attributable to Solaris)

●	Net loss of $(2.8) million, or $(0.06) per diluted Class A share, for the quarter ended December 31, 2020; Adjusted pro forma net loss of $(2.4) million, or $(0.05) per diluted share for the quarter ended December 31, 2020

●	Adjusted EBITDA of $25.6 million and $4.9 million for the year and quarter ended December 31, 2020, respectively

●	Net cash provided by operating activities of $43.9 million and $5.8 million for the year and quarter ended December 31, 2020, respectively

●     Positive free cash flow of $39.2 million and $4.1 million for the year and quarter ended December 31, 2020, respectively

●	Paid a regular quarterly dividend of $0.105 per share on December 7, 2020

HOUSTON, February 21, 2021 (BUSINESS WIRE) — Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) (“Solaris” or the “Company”), a leading independent provider of supply chain management and logistics solutions designed to drive efficiencies and reduce costs for the oil and natural gas industry, today reported financial results for the fourth quarter and full year 2020.

Operational Update and Outlook

During the fourth quarter 2020, an average of 42 mobile proppant management systems were fully utilized, a 24% increase from the 34 fully utilized systems averaged in the third quarter of 2020, and a 52% decrease compared to fourth quarter 2019. The sequential increase in fully utilized systems during the fourth quarter of 2020 was primarily due to a stronger than expected increase in completions activity and reduced normal seasonal slowdown as compared to prior years. For full year 2020, an average of 45 mobile proppant management systems were fully utilized, representing a 59% decline from the 110 fully utilized systems averaged in 2019.

“2020 was one of the most challenging years this industry has ever faced, and I’m proud of how the Solaris team successfully managed through it. The team reacted swiftly to the changing market, while continuing to generate cash, invest in new technology, and preserve our dividend,” Solaris’ Chairman and Chief Executive Officer Bill Zartler commented. “As we look to 2021, we remain committed to maximizing cash flow, returning cash to shareholders and maintaining our strong balance sheet. We also look forward to sharing some of our latest technology innovations in the coming months as we continue to help our customers drive efficiencies at the well site.”

Full Year 2020 Financial Review

Solaris reported net loss of $(51.1) million, or $(1.03) per diluted Class A share, for full year 2020, compared to full year 2019 net income of $90.4 million, or $1.69 per diluted Class A share. Adjusted pro forma net loss for full year 2020 was $(6.6) million, or $(0.15) per fully diluted share, compared to full year 2019 adjusted pro forma net income of $62.7 million, or $1.32 per fully diluted share. A description of adjusted pro forma net income and a reconciliation to net income attributable to Solaris, its most directly comparable generally accepted accounting principles (“GAAP”) measure, and the computation of adjusted pro forma earnings per fully diluted share are provided below.

Revenues were $103.0 million for full year 2020, which were down 57% from full year 2019.

Adjusted EBITDA for full year 2020 was $25.6 million, compared to full year 2019 Adjusted EBITDA of $113.4 million. A description of Adjusted EBITDA and a reconciliation to net income, its most directly comparable GAAP measure, is provided below.

Fourth Quarter 2020 Financial Review

Solaris reported net loss of $(2.8) million, or $(0.06) per diluted Class A share, for fourth quarter 2020, compared to net loss of $(5.6) million, or $(0.12) per diluted Class A share, in third quarter 2020 and net income of $25.3 million, or $0.48 per diluted Class A share, in fourth quarter 2019. Fourth quarter 2019 included a $17.6 million, or $0.37 per diluted Class A share, benefit for deferred revenue recognition that resulted from a contract termination at the Company’s Kingfisher transload facility. Adjusted pro forma net loss for fourth quarter 2020 was $(2.4) million, or $(0.05) per fully diluted share, compared to adjusted pro forma net loss in third quarter 2020 of $(4.0) million, or $(0.09) per fully diluted share, and adjusted pro forma net income of $9.7 million, or $0.20 per fully diluted share in fourth quarter 2019.

Revenues were $25.3 million for fourth quarter 2020, which were up 23% from third quarter 2020 and down 60% compared to fourth quarter 2019.

Adjusted EBITDA for fourth quarter 2020 was $4.9 million, compared to Adjusted EBITDA of $3.1 million in third quarter 2020, a 55% sequential increase, and compared to $20.9 million in fourth quarter 2019.

Capital Expenditures, Free Cash Flow and Liquidity

Capital expenditures in the fourth quarter 2020 were $1.8 million and for the full year were $4.7 million. The Company expects capital expenditures for the full year 2021 to be between $5.0 and $10.0 million.

Free cash flow (defined as net cash provided by operating activities less investment in property, plant and equipment) during fourth quarter 2020 was $4.1 million, which represented the eighth consecutive quarter of positive free cash flow for the Company. For full year 2020, the Company generated $39.2 million of free cash flow.

As of December 31, 2020, the Company had approximately $60.4 million of cash on the balance sheet, which reflects about $2.09 per fully diluted share of available cash. The Company’s $50.0 million credit facility remains undrawn.

Shareholder Returns

On November 18, 2020, the Company’s Board of Directors declared a cash dividend of $0.105 per share of Class A common stock, which was paid on December 7, 2020 to holders of record as of November 27, 2020. A distribution of $0.105 per unit was also approved for holders of units in Solaris Oilfield Infrastructure, LLC (“Solaris LLC”). Since initiating the dividend in December 2018, the Company has paid 9 consecutive quarterly dividends. Cumulatively, the Company has returned approximately $73 million in cash to shareholders through dividends and share repurchases since December 2018.

Conference Call

The Company will host a conference call to discuss its fourth quarter and full year 2020 results on Monday, February 22, 2021 at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To join the conference call from within the United States, participants may dial (844) 413-3978. To join the conference call from outside of the United States, participants may dial (412) 317-6594. When instructed, please ask the operator to be joined to the Solaris Oilfield Infrastructure, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website at http://www.solarisoilfield.com.

An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing (877) 344-7529 within the United States or (412) 317-0088 outside of the United States. The conference call replay access code is 10151681. The replay will also be available in the Investor Relations section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.

About Solaris Oilfield Infrastructure, Inc.

Solaris Oilfield Infrastructure, Inc. (NYSE:SOI) provides mobile equipment that drives supply chain and execution efficiencies in the completion of oil and natural gas wells. Solaris’ patented mobile proppant and chemical systems are deployed in many of the most active oil and natural gas basins in the United States. Additional information is available on the Solaris website, www.solarisoilfield.com.

Website Disclosure

We use our website (www.solarisoilfield.com) as a routine channel of distribution of company information, including news releases, analyst presentations, and supplemental financial information, as a means of disclosing material non-public information and for complying with our disclosure obligations under the U.S. Securities and Exchange Commission’s (the “SEC”) Regulation FD. Accordingly, investors should monitor our website in addition to following press releases, SEC filings and public conference calls and webcasts. Additionally, we provide notifications of news or announcements on our investor relations website. Investors and others can receive notifications of new information posted on our investor relations website in real time by signing up for email alerts.

None of the information provided on our website, in our press releases, public conference calls and webcasts, or through social media channels is incorporated by reference into, or deemed to be a part of, this Current Report on Form 8-K or will be incorporated by reference into any other report or document we file with the SEC unless we expressly incorporate any such information by reference, and any references to our website are intended to be inactive textual references only.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Examples of forward-looking statements include, but are not limited to, our business strategy, our industry, our future profitability, the various risks and uncertainties associated with the extraordinary market environment and impacts resulting from the volatility in global oil markets and the COVID-19 pandemic, expected capital expenditures and the impact of such expenditures on performance, management changes, current and potential future long-term contracts and our future business and financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Factors that could cause our actual results to differ materially from the results contemplated by such forward-looking statements include, but are not limited to the factors discussed or referenced in our filings made from time to time with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019
Revenue
System rental	$11,451	$28,296	$9,197	$52,171	$142,022
System services	13,394	15,250	10,855	48,625	63,871
Transloading services	211	18,974	310	1,250	34,105
Inventory software services	220	338	169	930	1,689
Total revenue	25,276	62,858	20,531	102,976	241,687
Operating costs and expenses
Cost of system rental (excluding depreciation and amortization)	1,483	1,970	1,181	5,501	9,707
Cost of system services (excluding depreciation and amortization)	15,498	18,383	13,126	58,767	74,749
Cost of transloading services (excluding depreciation and amortization)	257	550	243	1,040	2,601
Cost of inventory software services (excluding depreciation and amortization)	92	144	97	456	604
Depreciation and amortization	6,643	7,050	6,594	27,021	26,925
Selling, general and administrative (excluding depreciation and amortization)	4,269	4,619	3,840	16,481	18,586
Impairment loss	—	—	—	47,828	—
Other operating expenses (1)	453	56	1,856	5,782	585
Total operating costs and expenses	28,695	32,772	26,937	162,876	133,757
Operating income (loss)	(3,419)	30,086	(6,406)	(59,900)	107,930
Interest income (expense), net	(198)	141	(40)	(162)	(634)
Total other income (expense)	(198)	141	(40)	(162)	(634)
Income (loss) before income tax expense	(3,617)	30,227	(6,446)	(60,062)	107,296
Provision (benefit) for income taxes	(776)	4,894	(843)	(8,969)	16,936
Net income (loss)	(2,841)	25,333	(5,603)	(51,093)	90,360
Less: net (income) loss related to non-controlling interests	1,405	(10,317)	2,320	21,752	(38,353)
Net income (loss) attributable to Solaris	$(1,436)	$15,016	$(3,283)	$(29,341)	$52,007

Earnings per share of Class A common stock - basic	$(0.06)	$0.48	$(0.12)	$(1.03)	$1.69
Earnings per share of Class A common stock - diluted	$(0.06)	$0.48	$(0.12)	$(1.03)	$1.69

Basic weighted average shares of Class A common stock outstanding	28,944	30,933	28,787	28,915	30,141
Diluted weighted average shares of Class A common stock outstanding	28,944	30,961	28,787	28,915	30,185

1)	Other operating expenses are primarily related to credit losses, loss on sale of assets and costs associated with workforce reductions.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	December 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$60,366	$66,882
Accounts receivable, net of allowances for credit losses of $1,099 and $339 as of December 31, 2020 and 2019, respectively	18,243	38,554
Prepaid expenses and other current assets	2,169	5,002
Inventories	954	7,144
Total current assets	81,732	117,582
Property, plant and equipment, net	245,884	306,583
Non-current inventories	3,318	—
Operating lease right-of-use assets	4,708	7,871
Goodwill	13,004	17,236
Intangible assets, net	2,982	3,761
Deferred tax assets	59,805	51,414
Other assets	463	625
Total assets	$411,896	$505,072
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$6,863	$3,824
Accrued liabilities	11,986	14,447
Current portion of payables related to Tax Receivable Agreement	606	1,416
Current portion of lease liabilities	677	626
Other current liabilities	75	74
Total current liabilities	20,207	20,387
Lease liabilities, net of current	7,519	7,985
Payables related to Tax Receivable Agreement	68,097	66,582
Other long-term liabilities	594	460
Total liabilities	96,417	95,414
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000 shares authorized, none issued and outstanding	—	—
Class A common stock, $0.01 par value, 600,000 shares authorized and 28,943 shares issued and outstanding as of December 31, 2020 and 30,928 issued and 30,765 outstanding as of December 31, 2019	290	308
Class B common stock, $0.00 par value, 180,000 shares authorized, 15,685 shares issued and outstanding as of December 31, 2020 and 15,939 issued and outstanding as of December 31, 2019	—	—
Additional paid-in capital	180,415	191,843
Retained earnings	20,549	74,222
Treasury stock (at cost), 0 and 163 shares as of December 31, 2020 and 2019, respectively	—	(2,526)
Total stockholders' equity attributable to Solaris and members' equity	201,254	263,847
Non-controlling interest	114,225	145,811
Total stockholders' equity	315,479	409,658
Total liabilities and stockholders' equity	$411,896	$505,072

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year Ended December 31,		Three Months Ended December 31,
	2020	2019	2020
Cash flows from operating activities:
Net (loss) income	$(51,093)	$90,360	$(2,841)
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	27,021	26,925	6,643
Impairment loss	47,828	—	—
Loss on disposal of asset	1,428	261	(11)
Stock-based compensation	4,735	4,475	1,003
Amortization of debt issuance costs	176	753	44
Allowance for credit losses	2,910	339	30
Write-off of deposit	—	202	—
Deferred income tax expense	(9,153)	16,122	(854)
Other	(193)	(150)	(42)
Changes in assets and liabilities:
Accounts receivable	17,400	853	(230)
Prepaid expenses and other assets	2,423	2,332	547
Inventories	(235)	(2,744)	124
Accounts payable	3,051	(3,582)	(2,194)
Accrued liabilities	(2,445)	4,183	3,624
Deferred revenue	—	(25,458)	—
Net cash provided by operating activities	43,853	114,871	5,843
Cash flows from investing activities:
Investment in property, plant and equipment	(4,661)	(34,852)	(1,760)
Cash received from insurance proceeds	100	618	47
Proceeds from disposal of assets	786	232	62
Net cash used in investing activities	(3,775)	(34,002)	(1,651)
Cash flows from financing activities:
Distribution and dividend paid to Solaris LLC unitholders and Class A common shareholders	(19,026)	(19,260)	(4,759)
Share repurchases	(26,717)	(3,249)	—
Payments under finance leases	(35)	(35)	(11)
Payments under insurance premium financing	—	(2,485)	—
Proceeds from stock option exercises	64	294	—
Payments for shares withheld for taxes from RSU vesting and cancelled	(276)	—	—
Payments related to purchase of treasury stock	(454)	(1,112)	—
Payments related to debt issuance costs	—	(13,000)	—
Repayment of senior secured credit facility	—	(197)	—
Distribution to Solaris LLC unitholders for income tax withholding	(150)	—	—
Net cash used in financing activities	(46,594)	(39,044)	(4,770)
Net (decrease) increase in cash and cash equivalents	(6,516)	41,825	(578)
Cash and cash equivalents at beginning of period	66,882	25,057	60,944
Cash and cash equivalents at end of period	$60,366	$66,882	$60,366
Non-cash activities
Investing:
Capitalized depreciation in property, plant and equipment	$613	$735	$254
Capitalized stock based compensation	255	189	57
Property and equipment additions incurred but not paid at period-end	172	82	160
Property, plant and equipment additions transferred from inventory	358	5,882	(1)
Financing:
Insurance premium financing	—	1,869	—
Cash paid for:
Interest	282	275	183
Income taxes	796	663	—

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED EBITDA

(In thousands)

(Unaudited)

We view EBITDA and Adjusted EBITDA as important indicators of performance. We define EBITDA as net income, plus (i) depreciation and amortization expense, (ii) interest expense and (iii) income tax expense, including franchise taxes. We define Adjusted EBITDA as EBITDA plus (i) stock-based compensation expense and (ii) certain non-cash items and extraordinary, unusual or non-recurring gains, losses or expenses.

We believe that our presentation of EBITDA and Adjusted EBITDA provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA should not be considered alternatives to net income presented in accordance with GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for each of the periods indicated.

	Three months ended			Year ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019

Net income (loss)	$(2,841)	$25,333	$(5,603)	$(51,093)	$90,360
Depreciation and amortization	6,643	7,050	6,594	27,021	26,925
Interest (income) expense, net	198	(141)	40	162	634
Income taxes (1)	(776)	4,894	(843)	(8,969)	16,936
EBITDA	$3,224	$37,136	$188	$(32,879)	$134,855
Stock-based compensation expense (2)	1,003	1,213	1,077	4,735	4,476
Loss on disposal of assets	(23)	80	38	1,428	463
Impairment loss	—	—	—	47,828	—
Severance expense	5	75	3	547	229
Credit losses	30	—	1,246	2,728	—
Other write-offs (3)	12	—	586	601	528
Transaction costs (4)	603	—	—	603	—
Transload contract termination (5)	—	(17,630)	—	—	(27,138)
Adjusted EBITDA	$4,854	$20,874	$3,138	$25,591	$113,413

1)	Federal and state income taxes.

2)	Represents stock-based compensation expense related to restricted stock awards.

3)	Write-off of certain prepaid and cancelled purchase orders in the three months and year ended December 31, 2020 and unamortized debt issuance costs in the year ended December 31, 2019 when the Amended and Restated Credit Agreement, dated as of January 19, 2018, was replaced in its entirety by the 2019 Credit Agreement.

4)	Costs related to the pursuit of acquisitions.

5)	Deferred revenue related to full termination of a sand storage and transloading agreement.

SOLARIS OILFIELD INFRASTRUCTURE, INC AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION — ADJUSTED PRO FORMA NET INCOME AND ADJUSTED PRO FORMA EARNINGS PER FULLY DILUTED SHARE

(In thousands)

(Unaudited)

Adjusted pro forma net income represents net income attributable to Solaris assuming the full exchange of all outstanding membership interests in Solaris LLC not held by Solaris Oilfield Infrastructure, Inc. for shares of Class A common stock, adjusted for certain non-recurring items that the Company doesn't believe directly reflect its core operations and may not be indicative of ongoing business operations. Adjusted pro forma earnings per fully diluted share is calculated by dividing adjusted pro forma net income by the weighted-average shares of Class A common stock outstanding, assuming the full exchange of all outstanding units of Solaris LLC (“Solaris LLC Units”), after giving effect to the dilutive effect of outstanding equity-based awards.

When used in conjunction with GAAP financial measures, adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are supplemental measures of operating performance that the Company believes are useful measures to evaluate performance period over period and relative to its competitors. By assuming the full exchange of all outstanding Solaris LLC Units, the Company believes these measures facilitate comparisons with other companies that have different organizational and tax structures, as well as comparisons period over period because it eliminates the effect of any changes in net income attributable to Solaris as a result of increases in its ownership of Solaris LLC, which are unrelated to the Company's operating performance, and excludes items that are non-recurring or may not be indicative of ongoing operating performance.

Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation. Presentation of adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should not be considered alternatives to net income and earnings per share, as determined under GAAP. While these measures are useful in evaluating the Company's performance, it does not account for the earnings attributable to the non-controlling interest holders and therefore does not provide a complete understanding of the net income attributable to Solaris. Adjusted pro forma net income and adjusted pro forma earnings per fully diluted share should be evaluated in conjunction with GAAP financial results. A reconciliation of adjusted pro forma net income to net income attributable to Solaris, the most directly comparable GAAP measure, and the computation of adjusted pro forma earnings per fully diluted share are set forth below.

	Three months ended			Year ended
	December 31,		September 30,	December 31,
	2020	2019	2020	2020	2019
Numerator:
Net income (loss) attributable to Solaris	$(1,436)	$15,016	$(3,283)	$(29,341)	$52,007
Adjustments:
Reallocation of net income (loss) attributable to non-controlling interests from the assumed exchange of LLC Interests(1)	(1,405)	10,317	(2,320)	(21,752)	38,353
Transload contract termination (2)	—	(17,630)	—	—	(27,138)
Loss on disposal of assets	(23)	80	38	1,428	463
Credit losses	30	—	1,246	2,728	—
Impairment loss	—	—	—	47,828	—
Severance expense	5	75	3	547	229
Other write-offs (3)	12	—	586	601	528
Transaction costs (4)	603	—	—	603	—
Income tax (benefit) expense	(136)	1,873	(274)	(9,281)	(1,748)
Adjusted pro forma net income (loss)	$(2,350)	$9,731	$(4,004)	$(6,639)	$62,694
Denominator:
Weighted average shares of Class A common stock outstanding - diluted	28,944	30,961	28,787	28,915	30,185
Adjustments:
Assumed exchange of Solaris LLC Units for shares of Class A common stock (1)	15,683	16,539	15,803	15,842	17,302
Adjusted pro forma fully weighted average shares of Class A common stock outstanding - diluted	44,627	47,500	44,590	44,757	47,487
Adjusted pro forma earnings per share - diluted	$(0.05)	$0.20	$(0.09)	$(0.15)	$1.32

(1)	Assumes the exchange of all outstanding Solaris LLC Units for shares of Class A common stock at the beginning of the relevant reporting period, resulting in the elimination of the non-controlling interest and recognition of the net income attributable to non-controlling interests.

(2)	Deferred revenue related to full termination of a sand storage and transloading agreement.

(3)	Write-off of certain prepaid and cancelled purchase orders in the three months and year ended December 31, 2020 and unamortized debt issuance costs in the year ended December 31, 2019 when the Amended and Restated Credit Agreement, dated as of January 19, 2018, was replaced in its entirety by the 2019 Credit Agreement.

(4)	Costs related to the pursuit of acquisitions.

Contacts:

Yvonne Fletcher

Senior Vice President, Finance and Investor Relations

(281) 501-3070

IR@solarisoilfield.com